UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2015

Lapolla Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park

15402 Vantage Parkway East, Suite 322, Houston, Texas 77032

(Address of Principal Executive Offices and Zip Code)

(281) 219-4700

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.

FORM 8-K

JANUARY 1, 2015

(i)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On January 1, 2015, Michael T. Adams, the CGO, EVP, and Corporate Secretary of Lapolla Industries, Inc. (the “Company”), who was appointed on December 18, 2014 to serve as the Company’s interim CFO and Corporate Treasurer until such time that a successor was chosen, relinquished such interim CFO and Corporate Treasurer capacities upon appointment of a successor CFO and Corporate Treasurer.

(b) On January 1, 2015, Jomarc C. Marukot was appointed as the Company’s CFO and Corporate Treasurer. Mr. Marukot was previously the Company’s Controller from January 2012 to October 2014 and Senior Accountant from May 2009 to December 2011. Prior to rejoining the Company, he worked for KLX Energy Services, a division of KLX, Inc., as assistant controller from November 2014 to December 2014. From May 2008 to April 2009, Mr. Marukot served as senior analyst for payroll compliance at Key Energy Services, Inc. From December 2004 to April 2008, Mr. Marukot worked at Continental Airlines, Inc. with his last position as supervisor for payroll accounting. Mr. Marukot earned his Bachelor of Science degree in Business Administration with a specialization in Accounting from University of Houston, Houston, Texas and is currently pursuing and eligible to sit for the CPA exam. Mr. Marukot is 38 years old. No familial relationships exist between Mr. Marukot and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Mr. Marukot and the Company entered into an Executive Employment Agreement, dated as of January 1, 2015 (the “Marukot Agreement”), pursuant to which Mr. Marukot shall serve as the Company’s CFO and Corporate Treasurer for a term commencing on January 1, 2015 and ending December 31, 2016 (the “Employment Term”). Pursuant to the Marukot Agreement, Mr. Marukot is entitled to: (i) an annual base salary of $190,000; (ii) annual bonus equal to 25% of his annual base salary if the Company achieves its budgeted earnings before interest, taxes, depreciation, amortization, and share based compensation (“Adjusted EBITDA”) per calendar year, which annual bonus may be increased to 30%, 35%, or more than 35% in the CEO’s discretion, of his annual base salary if the Company achieves 110%, 120%, or more than 120%, respectively, of its budgeted Adjusted EBITDA; (iii) change in control bonus of 25% of his annual base salary upon consummation of a change in control if he is still employed at the time; (iv) medical, dental, life insurance, and disability benefits; (v) four months’ portion of his annual base salary for termination due to death or disability; (vi) four months’ portion of his annual base salary, awards and benefit plans and the change in control bonus in the event of voluntary termination by the Company; and (vii) twelve months annual base salary if terminated within the first twelve months of the Employment Term or the remaining annual base salary if terminated after twelve months of his employment due to a change in control. Mr. Marukot is also entitled to earn awards under equity or other plans or programs that the Company, in its discretion, determine to put into effect and to participate in compensation and benefit programs offered by the Company to its executive officers. The Marukot Agreement also provides for a non-competition provision for the Employment Term and for a period of twelve months after the termination of Mr. Marukot’s employment.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Executive Employment Agreement, dated January 1, 2015, between Jomarc C. Marukot and Lapolla Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2015	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Executive Employment Agreement, dated January 1, 2015, between Jomarc C. Marukot and Lapolla Industries, Inc.

3